UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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                                                         Rite Aid Corporation.
(Name of Registrant as Specified In Its Charter)

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On June 18, 2010, Rite Aid Corporation submitted the following letter to Fidelity Investments regarding the Rite Aid Corporation 2010 Annual Meeting of Stockholders.

[RITE AID LETTERHEAD]

June 18, 2010

VIA EMAIL AND FEDERAL EXPRESS

Fidelity Investments
Investment Proxy Research
One Spartan Way TS1E
Merrimack, NH 03054
Attention: Gina R. Caires

          Re:        Rite Aid Corporation 2010 Omnibus Equity Plan

Dear Ms. Caires:

Thank you for taking the time to speak with us regarding the Rite Aid Corporation 2010 Omnibus Equity Plan (the Plan), which is being submitted for stockholder approval at Rite Aid’s annual meeting of stockholders on June 23, 2010.  Rite Aid management is committed to listening to Rite Aid stockholders and being responsive to their concerns, and we appreciated our forthright and productive discussion.

Per our discussion on June 16, 2010, and your subsequent e-mail, dated June 17, 2010 and June 18, 2010, respectively, I understand that you have identified specific features in the Plan that are inconsistent with the current proxy voting guidelines used by Fidelity Investments as they apply to equity grants.

I am writing on behalf of Rite Aid management to advise you that Rite Aid’s management hereby commits that, during the next fiscal year, it will recommend to the Rite Aid Board of Directors that the Plan be amended to impose (i) a minimum one-year restriction period for performance-based awards and (ii) a minimum three-year restriction period for awards that vest based solely on continued tenure with Rite Aid, other than stock options and stock appreciation rights and stock bonus awards. The effect of such amendments will be that the vesting rules reflected in the last sentence of Section 4 of the Plan will apply equally to Section 12 of the Plan.

Please feel free to call me at (717) 761-2633 with any additional questions or concerns that you may have.

 Very truly yours,

/s/ Marc A. Strassler
                           Marc A. Strassler
                           Executive Vice President and
                           General Counsel

cc:	Mary F. Sammons, Chairman and Chief Executive Officer, Rite Aid Corporation John T. Standley, President and Chief Operating Officer, Rite Aid Corporation
James L. Donald, Chairman of the Compensation Committee of the Rite Aid Corporation Board of Directors